Exhibit 4.18 Execution Version HN\1286766.17 PURCHASE AND SALE AGREEMENT by and between VTTI MLP PARTNERS B.V. and VTTI MLP HOLDINGS LTD Dated June 30, 2015

2 HN\1286766.17 PURCHASE AND SALE AGREEMENT THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into June 30, 2015 and effective as of 12:01 a.m. CET on July 1, 2015 (the “Effective Date”), by and between VTTI MLP Partners B.V., a private limited liability company incorporated in the Netherlands (“Sponsor”), and VTTI MLP Holdings Ltd, a company incorporated in England with registered number 09086292 and having its registered office at 25-27 Buckingham Palace Road, Westminster, London SW1W 0PP, United Kingdom (“VTTI Holdings”). Sponsor and VTTI Holdings may be singularly referred to as a “Party” and collectively referred to as the “Parties”. Capitalized terms used in this Agreement have the meanings and are subject to the rules of construction set forth in Appendix A. WITNESS: WHEREAS, Sponsor is the owner of record of sixty-four percent (64%) of the issued Profit Shares in VTTI MLP B.V., a company incorporated in the Netherlands (“VTTI Operating”); WHEREAS, Sponsor is willing and desires to sell, and VTTI Holdings is willing and able to purchase, 66,000 Profit Shares, numbered WA-360,001 up to and including WA-426,000 (the “Interests”), representing 6.6 percent (6.6%) of the total Profit Shares, from Sponsor on the terms and conditions set forth below; and WHEREAS, Sponsor and VTTI Holdings are willing to make the representations, warranties and covenants and to provide the consideration described in this Agreement. NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants in this Agreement, the Parties agree as follows: ARTICLE 1 TERMS OF PURCHASE AND SALE 1.1 Sale and Purchase of Interests. Subject to the terms and conditions provided for in this Agreement, Sponsor hereby sells and agrees to transfer to VTTI Holdings the Interests by means of the execution of a Deed of Transfer, and VTTI Holdings hereby purchases and agrees to accept transfer of the Interests from Sponsor. 1.2 Purchase Price. In consideration of the Interests, VTTI Holdings shall pay to Sponsor US$75,000,000 (the “Purchase Price”) on the Closing Date in accordance with Section 10.1. ARTICLE 2 INDEMNIFICATION 2.1 Indemnification by Sponsor. Subject to Section 2.3, from and after the Closing Date, Sponsor will indemnify, defend and hold harmless VTTI Holdings, VTTI Holdings’ Affiliates and their respective directors, securityholders, members, officers, employees and representatives (the “Holdings Indemnitees”), from and against any losses, liabilities, liens,

3 HN\1286766.17 encumbrances, costs, damages, deficiencies, diminution in value, judgments, demands, suits, assessments, charges, fines, penalties or expenses (including reasonable attorneys’ fees and other costs of litigation) (each a “Loss”) actually suffered or incurred by any of them resulting from, related to or arising out of the breach by Sponsor (or any Affiliate, member, officer, manager or employee of Sponsor) of any representation, warranty or covenant contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, or in respect of any claim for Taxes with respect to the ownership of the Interests relating to any period prior to the Closing Date. 2.2 Indemnification by VTTI Holdings. Subject to Section 2.3, from and after the Closing, VTTI Holdings will indemnify, defend and hold harmless Sponsor, Sponsor’s Affiliates and their respective directors, securityholders, members, officers, employees and representatives (the “Sponsor Indemnitees”), from and against any Losses actually suffered or incurred by any of them resulting from, related to or arising out of the breach by VTTI Holdings (or any Affiliate, member, officer, manager or employee of VTTI Holdings) of any representation, warranty or covenant contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, or in respect of any claim for Taxes with respect to the ownership of the Interests relating to any period from and after the Closing Date. 2.3 Limitations on Indemnities. (a) Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties hereto contained in this Agreement and the covenants and agreements of the Parties hereto contained herein required to be fully performed on or before the Closing shall survive the Closing and shall remain in full force and effect for a period of two years from the Closing Date, except for the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.5, Section 3.11, Section 3.18, Section 4.1, and Section 4.2, which shall survive until the expiration of the applicable statute of limitations. Each covenant and agreement of the Parties in this Agreement which by its terms requires performance after the Closing Date shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed. (b) To the extent the Holdings Indemnitees are entitled to indemnification for Losses pursuant to Section 2.1, Sponsor’s aggregate liability to the Holdings Indemnitees pursuant to Section 2.1 shall not exceed $15,500,000; provided, however, that such limitation shall not apply to breaches of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.5, 3.11, 3.17 and 3.18. (c) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY HERETO ANY AMOUNT IN RESPECT OF EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH DAMAGES ARE PAID TO AN UNAFFILIATED THIRD PARTY. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE 2, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE

4 HN\1286766.17 NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED (EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). 2.4 Indemnification Procedures. A Sponsor Indemnitee or Holdings Indemnitee, as the case may be (for purposes of this Section 2.4, an “Indemnified Party”), shall give the indemnifying party under Section 2.1 or Section 2.2, as applicable (for purposes of this Section 2.4, an “Indemnifying Party”), prompt written notice of any matter which it has determined has given or could give rise to a right of indemnification under this Agreement that does not involve a third party, stating the amount of the Loss, if known, and method of computation thereof, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under this Article 2 except to the extent the Indemnifying Party is prejudiced by such failure. With respect to a claim for indemnification involving a claim by a third party, the procedures with respect to indemnification shall be governed by the terms of Exhibit 1. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SPONSOR Sponsor represents and warrants as of the date hereof and as of the Closing Date as follows: 3.1 Interests. Sponsor owns the Interests free and clear of all liens, pledges, security interests, restrictions (other than restrictions, if any, imposed by the VTTI Operating Charter), encumbrances and claims. The Interests are validly issued, fully paid, and nonassessable. Sponsor is not in breach or default under the terms of the VTTI Operating Charter. At the Closing, the transfer of the Interests by Sponsor to VTTI Holdings by means of the execution of the Deed of Transfer by the Notary in accordance with the terms of this Agreement will vest VTTI Holdings with good and marketable title to the Interests, free and clear of all liens, pledges, security interests, restrictions (other than restrictions, if any, imposed by the VTTI Operating Charter), encumbrances and claims. 3.2 Organization of Sponsor. Sponsor has been duly incorporated and is validly existing as a private limited liability company under Dutch law and is qualified and authorized to conduct business in each jurisdiction where the nature of its business or the ownership of its properties require it to be qualified or authorized. 3.3 Authority and Action. Sponsor has the power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Sponsor has taken or will take all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is, and each agreement and instrument to be executed and delivered by Sponsor pursuant hereto will be, when so executed and delivered, a valid and binding obligation of Sponsor enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

5 HN\1286766.17 3.4 No Violation. The execution and delivery of this Agreement (or any related instrument or agreement) by Sponsor does not, and the consummation of the transaction contemplated hereby and the performance by Sponsor of the obligations that it is obligated to perform hereunder do not and at the Closing will not: (a) violate any provision of the organizational documents of Sponsor or VTTI Operating; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any lien upon the Interests, if any, pursuant to, any mortgage, lien, lease, franchise, license, permit, agreement or other instrument to which Sponsor or any of the VTTI Operating Entities is a party, or by which Sponsor or any VTTI Operating Entity is bound, and that could have a material adverse effect upon this transaction or the Parties or any of the VTTI Operating Entities; or (c) contravene or violate any applicable ordinance, law, rule, regulation, judgment, order, writ, injunction or decree in any material respect. 3.5 Capitalization of VTTI Operating. There are 1,000,000 Profit Shares and 1,000 Voting Shares authorized, issued and outstanding. VTTI Operating has no capital stock or other equity interests issued or outstanding other than such Profit Shares and Voting Shares and there are no options, warrants or rights to acquire any ownership interest in VTTI Operating (other than rights, if any, set forth in the VTTI Operating Charter). 3.6 Ownership of the Holding Companies. VTTI Operating owns 100% of the equity interests in each of VTTI Nederland B.V., VTTI Americas B.V., VTTI SE Asia B.V., Eurotank Belgium B.V. and Fosco Holding Ltd (collectively, the “Holding Companies”), such equity interests have been and are duly authorized and validly issued in accordance with the organizational documents of each of the Holding Companies and are fully paid and nonassessable, and VTTI Operating owns such equity interests free and clear of all liens, pledges, security interests, restrictions (other than restrictions, if any, imposed by the organizational documents of such Holding Companies), encumbrances and claims. 3.7 Ownership of the Operating Companies. The Holding Companies own (i) 100% of the outstanding equity interests in each of ATT Tanjung Bin Sdn. Bhd., ETT Jetty Operations B.V., ETT Pipeline Operations B.V., Eurotank Amsterdam B.V. and Seaport Canaveral Corp., (ii) 99.99993% of the outstanding equity interests in Antwerp Terminal & Processing Company N.V. and (iii) 90% of the outstanding equity interests in each of Euro Tank Terminal B.V. and VTTI Fujairah Terminals Ltd (collectively, the “Operating Companies”); such equity interests have been and are duly authorized and validly issued in accordance with the organizational documents of each of the Operating Companies and are fully paid and nonassessable; and the Holding Companies own such equity interests free and clear of all liens, pledges, security interests, restrictions (other than restrictions, if any, imposed by the organizational documents of such Operating Companies), encumbrances and claims. 3.8 Financial Statements. Sponsor has made available to Holdings true, complete and correct copies of the audited consolidated and combined carve-out balance sheets of the Partnership as of December 31, 2014 and 2013, and the related consolidated and combined carve-out statements of operations, comprehensive income, changes in partners’ capital/owners’ equity and cash flows for each of the three years in the period ended December 31, 2014 (collectively, the “Financial Statements”). Except as noted in the Financial Statements (including any notes thereto), the Financial Statements have been prepared in accordance with

6 HN\1286766.17 accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of the Partnership as of such dates and the consolidated results of operations of the Partnership for such periods. 3.9 Title to Assets. The VTTI Operating Entities have (i) good and valid title to all of the real property and interests in real property owned in fee by the VTTI Operating Entities free and clear of any liens and (ii) good and marketable title to all of the items of tangible personal property reflected in the most recent balance sheet included in the Financial Statements (other than items sold in the ordinary course of business since the date of such balance sheet) free and clear of any liens, in each case other than liens that do not impair the ability of the VTTI Operating Entities to use such property in their business as currently conducted, liens that would not, individually or in the aggregate, have a material adverse effect on any of the VTTI Operating Entities and liens encumbering the ATB Phase 2 Assets. 3.10 Conduct of Business. Since December 31, 2014, except as expressly disclosed to the Conflicts Committee and its advisors: (a) There has not been a material adverse effect applicable to any of the VTTI Operating Entities or any of their material assets; (b) VTTI Operating has not distributed cash or other assets other than in the ordinary course of business and including, but not limited to, distributions to VTTI Holdings; (c) The VTTI Operating Entities have not sold, leased, lent, exchanged or otherwise disposed of any material assets; (d) The VTTI Operating Entities have not borrowed money, mortgaged, re- mortgaged, pledged, hypothecated or otherwise encumbered any material assets except for such actions taken under the VTTI Operating Revolving Credit Facility; (e) The VTTI Operating Entities and their assets have been operated and maintained in the ordinary course of business consistent with past practices; (f) There has not been any material damage or destruction to any material portion of the VTTI Operating Entities’ assets, other than such damage or destruction that has been repaired such that such assets are available for service or operation; and (g) There has been no delay in, or postponement of, the payment of any material liabilities by the VTTI Operating Entities. 3.11 Taxes. (a) All Tax Returns required to be filed by the VTTI Operating Entities have been filed on a timely basis (taking into account all legal extensions of due dates) and all such Tax Returns are correct and complete in all material respects. All Taxes, whether or not shown on such Tax Returns, owed by the VTTI Operating Entities which are or have become due have been paid in full.

7 HN\1286766.17 (b) No withholding of any Tax is required under any applicable law with respect to any payments contemplated by Section 1.2. 3.12 Environmental Matters. Except as reflected on the Financial Statements or as would not, individually or in the aggregate, have a material adverse effect on any of the VTTI Operating Entities, (a) the VTTI Operating Entities are and have been in compliance with applicable environmental, health and safety laws and (b) there has been no release of hazardous substances at or from any of the VTTI Operating Entities’ assets. 3.13 Licenses; Permits. (a) The VTTI Operating Entities have all licenses, permits and authorizations issued or granted by Governmental Authorities (collectively, “Permits”) that are material and necessary for the conduct of the VTTI Operating Entities’ businesses as they are now being conducted; (b) All such Permits are validly held by the VTTI Operating Entities and, to Sponsor’s knowledge, are in full force and effect in all material respects; and (c) The VTTI Operating Entities have complied in all material respects with the terms and conditions of such Permits. 3.14 Contracts. (a) Sponsor has made available to VTTI Holdings a correct and complete copy of each contract and other agreement to which any of the VTTI Operating Entities is a party that has been described in or filed (or incorporated by reference) as an exhibit to the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2014 (each, a “Material Contract”). (b) (i) Each Material Contract is legal, valid, binding, enforceable (assuming the enforceability against the other party or parties thereto), and in full force and effect in accordance with the terms thereof; (ii) the VTTI Operating Entities are not in breach or default of any Material Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by any VTTI Operating Entity, or permit termination, modification, or acceleration, under a Material Contract; and (iii) to the Sponsor’s knowledge, no other party is in breach or default, and no event has occurred that with notice, lapse of time or both would constitute a breach or default by such other party, or permit termination, modification or acceleration under a Material Contract, nor has any other party repudiated any provision of a Material Contract; except that in the case of clauses (i), (ii) and (iii) above, such breaches, defaults or unenforceability as would not, individually or in the aggregate, have a material adverse effect on any of the VTTI Operating Entities. 3.15 Information. (a) To the best of Sponsor’s knowledge, this Agreement (and all related documents) and the presentations, financial models and other materials provided to the Conflicts Committee (including those provided to Bracewell & Giuliani LLP, the legal advisor to the Conflicts Committee, and Evercore Group L.L.C., the financial advisor to the Conflicts Committee) as part

8 HN\1286766.17 of the Conflicts Committee’s review in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to the make the statements herein and therein not misleading and Sponsor has not intentionally withheld disclosure from the Conflicts Committee of any fact that would have or could reasonably be expected to have a material adverse effect upon VTTI Holdings, any of the VTTI Operating Entities or the Interests. (b) The projections, forecasts and budgets provided to the Conflicts Committee (including those provided to Evercore Group L.L.C., the financial advisor to the Conflicts Committee) as part of the Conflicts Committee’s review in connection with this Agreement have a reasonable basis and are materially consistent with Sponsor’s management’s current expectations. The other financial and operational information provided to Evercore Group L.L.C. as part of its review of the proposed transaction for the Conflicts Committee is derived from and is materially consistent with Sponsor’s books and records. 3.16 Litigation. (a) There is no suit, action, claim, arbitration, administrative or legal or other proceeding or governmental investigation pending or, to Sponsor’s knowledge, threatened against Sponsor or any VTTI Operating Entity affecting the ownership of the Interests or that would prevent the consummation of the transactions contemplated by this Agreement. (b) There are no (i) civil, criminal or administrative suits, actions, claims, arbitrations, administrative or legal or other proceedings or governmental investigations pending or, to Sponsor’s knowledge, threatened against or affecting any VTTI Operating Entity or their assets or businesses; or (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, against or affecting any VTTI Operating Entity or their assets or businesses or the Interests, except in each case of (i) and (ii) of this Section 3.16(b), for items that would not, individually or in the aggregate, have a material adverse effect on any of the VTTI Operating Entities. 3.17 Brokers. Neither Sponsor nor any of its Affiliates has incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement for which VTTI Holdings or VTTI Operating or any of their respective Affiliates will be liable. 3.18 Organization of VTTI Operating. VTTI Operating has been duly incorporated and is validly existing as a private limited liability company under Dutch law. To the knowledge of Sponsor, VTTI Operating is qualified to conduct business in each jurisdiction where the nature of its business or the ownership of its properties require it to be qualified. 3.19 Compliance. To the knowledge of Sponsor, the ownership and operation of the VTTI Operating Entities have been in compliance in all material respects with all applicable laws, rules, regulations and orders; and neither Sponsor nor any of the VTTI Operating Entities has received notice from any Governmental Authority asserting any act of non-compliance.

9 HN\1286766.17 3.20 Net Debt. (a) As of the date of this Agreement, the aggregate principal amount outstanding under the VTTI Operating Revolving Credit Facility for euro denominated loans is EUR225 million and for United States dollar denominated loans is US$300 million. (b) As of the date of this Agreement, VTTI Operating has cash and cash equivalents of not less than US$30 million. 3.21 Disclaimer of Warranties. Except as expressly set forth in this Article 3, Sponsor makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Sponsor or its Affiliates. EXCEPT AS SPECIFICALLY REPRESENTED AND WARRANTED IN THIS ARTICLE 3, THE SALE OF THE INTERESTS TO VTTI HOLDINGS IS ON AN “AS IS” BASIS, AND SPONSOR DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF VTTI HOLDINGS VTTI Holdings represents and warrants as of the date hereof and as of the Closing Date as follows: 4.1 Organization of VTTI Holdings. VTTI Holdings has been duly incorporated and is validly existing as a limited liability company under the laws of England and Wales and is qualified and authorized to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified or authorized. VTTI Holdings has the power to conduct its business as presently conducted, to own and hold the properties used in connection therewith and to enter into this Agreement. 4.2 Authority and Action. VTTI Holdings has the power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. VTTI Holdings has taken or will take all necessary and appropriate actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered, will constitute valid and binding obligations of VTTI Holdings, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. 4.3 No Violation. The execution and delivery of this Agreement (or any related instrument) by VTTI Holdings does not, and the consummation of the transactions contemplated hereby and the performance by VTTI Holdings of the obligations that it is obligated to perform hereunder do not and at the Closing will not: (a) violate any provision of the organizational documents of VTTI Holdings; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any lien upon the Interests, if any, pursuant to, any mortgage, lien, lease, franchise, license,

10 HN\1286766.17 permit, agreement or other instrument to which VTTI Holdings is a party, or by which VTTI Holdings is bound, and that could have a material adverse effect upon this transaction or the Parties; or (c) contravene or violate any ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect. 4.4 No Registration. VTTI Holdings understands that the Interests to be sold pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and Sponsor has no obligation to register the Interests under the 1933 Act or to register or qualify the offer or sale of the Interests with any state on the basis that the transactions contemplated hereby are exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. 4.5 Litigation. There is no suit, action, claim, arbitration, administrative or legal or other proceeding or governmental investigation pending or, to VTTI Holdings’ knowledge, threatened against VTTI Holdings that would prevent the consummation of the transactions contemplated by this Agreement or the ownership of the Interests by VTTI Holdings following the Closing. 4.6 Brokers. Except for Evercore Group L.L.C., the fees and expenses of which will be paid by VTTI Holdings, neither VTTI Holdings nor any of its Affiliates has incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement for which Sponsor or VTTI Operating or any of their respective Affiliates will be liable. 4.7 Disclaimer of Warranties. Except as expressly set forth in this Article 4, VTTI Holdings makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of VTTI Holdings, or its Affiliates. ARTICLE 5 PRE-CLOSING COVENANTS 5.1 Satisfaction of Conditions Precedent. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, each Party will use all Commercially Reasonable Efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, obtaining any and all necessary governmental approvals with respect to the proposed transaction and the satisfaction of the other conditions precedent set forth in Article 7 and Article 8; provided, however, neither VTTI Holdings nor Sponsor shall be required to take or cause to be taken any action, or to do or cause to be done any thing, this Agreement contemplates to be taken or done, or caused to be taken or done, by the other Party. Each Party agrees that the execution of this Agreement constitutes the consent to the transfer of the Interests as required by Section 9.1 of the VTTI Operating Charter.

11 HN\1286766.17 5.2 Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use all Commercially Reasonable Efforts to obtain any required authorizations, consents, and approvals of Governmental Authorities necessary to effect the transfer of the Interests. Each of the Parties will give prompt notice to the other of any event or circumstance which could give rise to a breach of any representation, warranty or covenant contained in this Agreement, or of any condition which could reasonably be expected to delay or prevent the Closing hereunder. 5.3 Refrain From Certain Actions. From the Effective Date until the Closing, neither Party will permit VTTI Operating to take any of the following actions, except with the prior written consent of the other Party or as otherwise contemplated by this Agreement: (a) Amend the VTTI Operating Charter or other organizational documents; (b) Authorize, issue, subdivide or reclassify any ownership interest in VTTI Operating, including without limitation the Interests; amend, change or alter the rights, preferences or privileges thereof; or issue any options, warrants or rights to acquire any ownership interest in VTTI Operating; (c) Distribute cash or other assets other than in the ordinary course of business; (d) Enter into any consolidation, merger, de-merger, reorganization or the like; (e) Borrow money, mortgage, re-mortgage, pledge, hypothecate or otherwise encumber any material assets; (f) Sell, lease, lend, exchange or otherwise dispose of any material assets; (g) Enter into an agreement to accomplish any of the items set forth in Sections 5.3(a) through (f). ARTICLE 6 POST-CLOSING COVENANTS 6.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement and the transactions contemplated hereunder, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor). 6.2 Transfer Taxes. Sponsor and VTTI Holdings shall equally share and pay any transfer, documentary, sales, use, stamp, registration and other similar Taxes arising out of or in connection with the sale of the Interests (“Transfer Taxes”). Sponsor shall file or cause to be filed all necessary Tax Returns with respect to such Transfer Taxes.

12 HN\1286766.17 ARTICLE 7 CONDITIONS PRECEDENT TO SPONSOR’S OBLIGATIONS Each and every obligation of Sponsor under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions precedent. 7.1 Representations and Warranties; No Default. The representations and warranties of VTTI Holdings set forth in Article 4 of this Agreement shall be true and correct in all material respects (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded) as of the Closing with the same force and effect and as though made as of the Closing. 7.2 Covenants. VTTI Holdings shall have performed in all material respects all its covenants and fulfilled in all material respects all the terms of this Agreement that are required to be performed or fulfilled prior to or as of the Closing. 7.3 Proceedings. No investigations, inquiry, proceeding or claim has been initiated or received by or asserted or threatened against VTTI Holdings by any private party or by any government or governmental agency, relating to the validity, invalidity or legality of this Agreement and its consummation. 7.4 Government Approval. No government approvals shall be necessary for the consummation of the transactions contemplated by this Agreement. 7.5 Conflicts Committee Approval. The Conflicts Committee shall not have withdrawn its approval of the proposed transaction. 7.6 Waiver. Sponsor may waive any condition specified in this Article 7 if it executes a writing so stating at or before the Closing. ARTICLE 8 CONDITIONS PRECEDENT TO VTTI HOLDINGS’ OBLIGATIONS Each and every obligation of VTTI Holdings under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions precedent. 8.1 Representations and Warranties. The representations and warranties of Sponsor set forth in Article 3 of this Agreement shall be true and correct in all material respects (it being understood that, for purposes of determining the accuracy of such representations and warranties, all qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded) as of the Closing with the same force and effect and as though made as of the Closing. 8.2 Covenants. Sponsor shall have performed in all material respects all its covenants and fulfilled in all material respects all the terms of this Agreement that are required to be performed or fulfilled prior to or as of the Closing.

13 HN\1286766.17 8.3 Proceedings. No investigations, inquiry, proceeding or claim has been initiated or received by or asserted or threatened against Sponsor or VTTI Holdings by any private party or by any government or governmental agency, relating to the validity, invalidity or legality of this Agreement and its consummation. 8.4 Government Approval. No government approvals shall be necessary for the consummation of the transactions contemplated by this Agreement. 8.5 Receipt of Funds. The Partnership shall have received funds in an amount sufficient to consummate the transactions contemplated by this Agreement, such funds being made available to the Partnership under that certain MLP Loan Agreement dated as of 18 July 2014 between the Partnership and VTTI B.V., a company incorporated in the Netherlands. 8.6 Conflicts Committee Approval. The Conflicts Committee shall not have withdrawn its approval of the proposed transaction. 8.7 Waiver. VTTI Holdings may waive any condition specified in this Article 8 if it executes a writing so stating at or before the Closing; provided that any waiver of any such condition shall have been approved by the Conflicts Committee. ARTICLE 9 TERMINATION 9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date as follows: (a) By mutual written consent of Sponsor and VTTI Holdings. (b) By Sponsor or VTTI Holdings if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any law that is in effect and has the effect of making the consummation of the transactions this Agreement contemplates illegal or of prohibiting or otherwise preventing the consummation of the transactions this Agreement contemplates or (ii) issued or entered any order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the consummation of the transactions this Agreement contemplates illegal or of prohibiting or otherwise preventing the consummation of the transactions this Agreement contemplates; provided, however, the right to terminate this Agreement under Section 9.1(b)(ii) shall not be available to a Party if such order was primarily due to the failure of such Party to perform any of its obligations under this Agreement. (c) By VTTI Holdings if there has been an event, change, occurrence or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a material adverse effect on any of the VTTI Operating Entities. (d) By VTTI Holdings if the Closing shall not have occurred by July 31, 2015 (the “Outside Date”); provided that such right to terminate this Agreement under this Section 9.1(d) shall not be available to VTTI Holdings if VTTI Holdings has materially breached its obligations

14 HN\1286766.17 under this Agreement in a manner that shall have proximately contributed to the failure of the Closing to occur by such date. (e) By Sponsor if the Closing shall not have occurred by the Outside Date; provided that such right to terminate this Agreement under this Section 9.1(e) shall not be available to Sponsor if Sponsor has materially breached its obligations under this Agreement in a manner that shall have proximately contributed to the failure of the Closing to occur by such date. (f) By VTTI Holdings if at any time the representations and warranties of Sponsor contained in this Agreement shall fail to be true and correct or Sponsor shall at any time have failed to perform and comply with all agreements and covenants of Sponsor contained in this Agreement requiring performance or compliance prior to such time, and in either case, such failure (i) shall be such that, if not cured, the conditions set forth in Section 8.1 or Section 8.2 would not be fulfilled and (ii) if capable of cure, shall not have been cured within 10 days of Sponsor’s receipt of written notice thereof from VTTI Holdings or, if earlier, the Outside Date. (g) By Sponsor if at any time the representations and warranties of VTTI Holdings contained in this Agreement shall fail to be true and correct or VTTI Holdings shall at any time have failed to perform and comply with all agreements and covenants of VTTI Holdings contained in this Agreement requiring performance or compliance prior to such time, and in either case, such failure (i) shall be such that, if not cured, the conditions set forth in Section 7.1 or Section 7.2 would not be fulfilled and (ii) if capable of cure, shall not have been cured within 10 days of the receipt of written notice thereof by VTTI Holdings from Sponsor or, if earlier, the Outside Date. 9.2 Notice of Termination. Each Party may exercise its right to terminate this Agreement by giving written notice of termination from time to time to the other Party specifying the basis for such termination. VTTI Holdings may not exercise any right to terminate this Agreement without the prior approval of the Conflicts Committee. 9.3 Effect of Termination. If this Agreement is terminated pursuant to the provisions of this Article 9, this Agreement shall become void and have no effect, and there shall be no further liability on the part of VTTI Holdings or Sponsor to any person in respect of this Agreement; provided, however, the covenants and agreements contained in Article 11 and in this Section 9.3 shall survive the termination of this Agreement; provided further, except as otherwise provided in this Agreement, no such termination shall relieve any Party of any liability resulting from any breach of this Agreement prior to the time of such termination. ARTICLE 10 CLOSING The Closing of this Agreement shall be conducted as follows, with the performance of the Parties to be mutually dependent, and all transfers deemed to have taken place simultaneously. 10.1 Subject to satisfaction or waiver of the conditions set forth in Article 7 and Article 8, the Closing of the transactions contemplated by this Agreement shall occur at 12:01 a.m. CET on July 1, 2015 (the “Closing Date”). If the conditions set forth in Article 7 and Article 8 have

15 HN\1286766.17 not been satisfied or waived prior to such time, the Closing of the transactions contemplated by this Agreement shall occur within one Business Day of the time that all of such conditions have been satisfied or waived; provided, however, that the Closing shall be deemed to have occurred at 12:01 a.m. CET on the Closing Date. 10.2 VTTI Holdings shall procure that the Purchase Price is paid to the Sponsor by no later than 10:00 a.m. CET on the Closing Date. 10.3 At the Closing, Sponsor shall deliver (a) to VTTI Holdings: (i) Appropriate resolutions and other similar documents of Sponsor, to fully implement this Agreement; (ii) Each other document or instrument specified in or as may be reasonably required by this Agreement; and (b) to the Notary: (i) the original shareholders register of VTTI Operating which reflects Sponsor as the owner of the Interests and that the Interests are not encumbered; (ii) powers of attorney duly executed on behalf of Sponsor and VTTI Operating, respectively, and, to the extent required by the Notary, legalised and apostilled, authorising the Notary to attend to and to execute the Deed of Transfer (iii) a confirmation to the email addresses gerco.van.eck@loyensloeff.com, copying christa.parlevliet@loyensloeff.com and erik.uljee@loyensloeff.com, that any and all of the conditions set forth in Article 7 have been duly fulfilled or waived and that this Agreement has not been terminated; and (iv) an email confirmation to the Notary that the Purchase Price has been received. 10.4 At Closing, VTTI Holdings shall deliver (a) to Sponsor: (i) Appropriate resolutions and other similar documents of VTTI Holdings, to fully implement this Agreement; (ii) Each other document or instrument specified in or as may be reasonably required by this Agreement; and (b) to the Notary: (i) a power of attorney duly executed on behalf of VTTI Holdings and, to the extent required by the Notary, legalized, apostilled and provided with a statement on the

16 HN\1286766.17 authority of the signatories to represent VTTI Holdings, authorising the Notary to attend to and to execute the Deed of Transfer; (ii) a confirmation to the email addresses gerco.van.eck@loyensloeff.com, copying christa.parlevliet@loyensloeff.com and erik.uljee@loyensloeff.com, that any and all conditions set forth in Article 8 have been duly fulfilled or waived and that this Agreement has not been terminated; and 10.5 At Closing, as soon as practically possible following receipt of the deliverables set out in Sections 10.3 and 10.4, the Interests shall be transferred by Sponsor to VTTI Holdings by means of the execution of the Deed of Transfer by the Notary. ARTICLE 11 MISCELLANEOUS 11.1 Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their permitted successors and assigns. VTTI Holdings’ rights under this Agreement may not be assigned other than to an Affiliate of VTTI Holdings without the prior written consent of Sponsor, which consent may be withheld for any reason, and Sponsor’s rights under this Agreement may not be assigned, other than to an Affiliate of Sponsor without the prior written consent of VTTI Holdings, which consent may be withheld for any reason. Any purported assignment in violation of the foregoing shall be void ab initio. 11.2 Entire Understanding, Headings and Amendment. This entire Agreement and the attached Appendix and Exhibits and all documents to be executed and delivered pursuant hereto constitute the entire understanding between the Parties, and supersede all previous agreements of any sort. Article headings are included only for purposes of convenience and shall not be construed as a part of this Agreement or in any way affecting the meaning of the provisions of this Agreement or its interpretation. This Agreement may not be amended or modified orally and no amendment or modification shall be valid unless in writing and signed by the Parties; provided, any such amendment or modification must be approved by the Conflicts Committee. 11.3 Rights of Third Parties. This Agreement shall not be construed to create any lien or encumbrance on the Interests or to create any express or implied rights in any persons other than the Parties, except as provided for the indemnification of the VTTI Holdings Indemnitees and the Sponsor Indemnitees in Article 2. 11.4 Notices. All notices shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, overnight courier or by means of electronic transmission. Any notice sent shall be addressed as follows: (a) If to Sponsor: VTTI MLP Partners B.V. K.P. van der Mandelelaan 130 3062 MB Rotterdam, The Netherlands Attn: Robert Nijst

17 HN\1286766.17 With copy (which shall not constitute notice) to: Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Attn: Sean T. Wheeler (b) If to VTTI Holdings: VTTI MLP Holdings Ltd 25-27 Buckingham Palace Road London, SW1W 0PP, United Kingdom Attn: Robert Nijst With copy (which shall not constitute notice) to: Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 Attn: William S. Anderson Any notice required hereunder shall be effective when sent if given in the manner set forth above. 11.5 Choice of Law; Mediation; Submission to Jurisdiction. (a) This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT. (b) If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than 10 days nor more than 60 days following written notice to the other Party, any Party to such dispute or claim may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Party. In connection with any mediation pursuant to this Section 11.5(b), the mediator shall be jointly appointed by the Parties and the mediation shall be conducted in London, United Kingdom unless otherwise agreed by the Parties. All costs and expenses of the mediator appointed pursuant to this Section 11.5(b) shall be shared equally and paid by the Parties. The then-current Mediation Procedure rules of

18 HN\1286766.17 the International Institute for Conflict Prevention and Resolution, either as written or as modified by mutual agreement of the Parties, shall govern any mediation pursuant to this Section 11.5(b). In the mediation, each Party shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within 30 days after the receipt of the Mediation Notice by a Party, then any Party may refer the resolution of the dispute or claim to litigation. (c) Subject to Section 11.5(b), each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) waives any objection to laying venue in any such action or proceeding in such courts, (ii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it and (iii) agrees that, to the fullest extent permitted by law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 11.4. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties. 11.6 Time of the Essence. Time is of the essence in the performance of this Agreement in all respects. If the date specified herein for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day. 11.7 Waiver and Severability. (a) No waiver, either express or implied, by any Party hereto of any term or condition of this Agreement or right to enforcement thereof shall be effective, unless such waiver is in writing and signed by both Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way adversely affect the rights of the Party granting such waiver in any other respect or at any other time. The failure of any Party to exercise any rights or privileges under this Agreement shall not be construed as a waiver of any such rights or privileges under this Agreement. The rights and remedies provided in this Agreement are cumulative and, except as otherwise expressly provided in this Agreement, none is exclusive of any other or of any rights or remedies that any Party may hereunder or otherwise have at law or in equity. (b) Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

19 HN\1286766.17 11.8 Costs and Expenses. Except as otherwise specifically provided in this Agreement, each Party will bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. 11.9 Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

Signature Page to Purchase and Sale Agreement HN\1286766.17 IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the Effective Date. VTTI MLP Partners B.V. /s/ Robert Nijst, Management Board Member Name: Robert Nijst VTTI MLP Holdings Ltd /s/ Robert Nijst, Director Name: Robert Nijst

A-1 HN\1286766.17 APPENDIX A DEFINITION OF TERMS Introductory Note—Construction. Whenever the context requires, the gender of all words used in the Agreement includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Except as the Agreement otherwise specifies, all references herein to any law, are references to that law (and any rules and regulations promulgated thereunder), as the same may have been amended. The word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires. The words “shall” and “will” are used interchangeably and have the same meaning. The words “this Agreement,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in the Agreement refer to the relevant agreement as a whole and not any particular Section or Article in which such words appear. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever the Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends. Unless specifically provided for in this Agreement, the term “or” shall not be deemed to be exclusive. References to a person are also to its successors and/or permitted assigns, if any. All exhibits and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, lawful currency of the United States. Definitions. “1933 Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder. “Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise. Notwithstanding anything herein to the contrary, for the purposes of this Agreement, (i) the Partnership and its subsidiaries (including VTTI Holdings) shall be deemed not to be “Affiliates” of Sponsor and Sponsor’s other Affiliates and (ii) Sponsor and its parents and subsidiaries, other than entities owned directly or indirectly by the Partnership, shall be deemed not to be “Affiliates” of the Partnership and the Partnership’s other Affiliates. “Agreement” has the meaning set forth in the preamble. “ATB” means ATT Tanjung Bin Sdn Bhd, a company incorporated and existing under the laws of Malaysia.

A-2 HN\1286766.17 “ATB Phase 2 Assets” means all of ATB’s right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to all infrastructure, equipment, machinery, fixtures, contracts, agreements, permits, licenses and any other assets that are related solely to the development, construction or operation of the expansion of ATB’s existing storage terminal in Johore, Malaysia to add additional storage capacity, a sixth berth at the jetty of the storage terminal, and the acquisition, construction or development of related infrastructure and equipment. “Business Day” means each calendar day except Saturdays, Sundays, and holidays in the Netherlands and the United Kingdom. “Closing” means the consummation of the transactions contemplated by this Agreement. “Closing Date” has the meaning set forth in Section 10.1. “Commercially Reasonable Efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume obligations other than expenditures and obligations which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the contemplated transactions. “Conflicts Committee” means the Conflicts Committee of the Board of Directors of VTTI Energy Partners GP LLC, a Marshall Islands limited liability company and the sole general partner of the Partnership. “Deed of Transfer” means a Dutch notarial deed of transfer of shares, substantially in the form of Exhibit 2, to which the transferor, transferee and VTTI Operating are parties. “Effective Date” has the meaning set forth in the preamble. “Financial Statements” has the meaning set forth in Section 3.8. “Governmental Authority” means any federal, state, local, foreign, multi-national, supra-national, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or arbitral tribunal having governmental or quasi-governmental powers or any other instrumentality or political subdivision thereof; provided, however, that such term shall not include any entity or organization that is engaged in industrial or commercial operations and is wholly or partly owned by any government, to the extent that such entity or organization is acting in a commercial capacity. “Holding Companies” has the meaning set forth in Section 3.6. “Holdings Indemnitees” has the meaning set forth in Section 2.1. “Indemnified Party” has the meaning set forth in Section 2.4.

A-3 HN\1286766.17 “Indemnifying Party” has the meaning set forth in Section 2.4. “Interests” has the meaning set forth in the recitals. “Loss” has the meaning set forth in Section 2.1. “Mediation Notice” has the meaning set forth in Section 11.5(b). “Notary” means Mr. G.C. van Eck or another civil law notary (notaris) (or such notary’s substitute) of Loyens & Loeff N.V. in Rotterdam, the Netherlands; “Operating Companies” has the meaning set forth in Section 3.7. “Outside Date” has the meaning set forth in Section 9.1(d). “Partnership” means VTTI Energy Partners LP, a Marshall Islands limited partnership and the sole shareholder of VTTI Holdings. “Party” has the meaning set forth in the preamble. “Permits” has the meaning set forth in Section 3.13. “Profit Shares” means shares in the capital of VTTI Operating with profit rights but without voting rights in the general meeting of VTTI Operating. “Purchase Price” has the meaning set forth in Section 1.2. “Sponsor” has the meaning set forth in the preamble. “Sponsor Indemnitees” has the meaning set forth in Section 2.2. “Tax” means (i) any and all federal, state, provincial, county, local or foreign taxes or levies of any kind and any and all other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real property, personal property, escheat, asset, sales, use, franchise, license, payroll, transaction, capital, capital gains, net worth, withholding, estimated, social security, utility, workers’ compensation, severance, disability, wage, employment, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, alternative or add-on minimum, stamp, documentary, recapture, business license, business organization, environmental, profits, lease, or other taxes or other charges imposed by or on behalf or payable to any Governmental Authority, together with any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any of the foregoing (whether or not disputed) and (ii) any transferee or other secondary or non-primary liability or other obligations with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, contract, indemnity, guarantee, as a successor or otherwise. “Tax Return” means any return, declaration, report, statement, election, claim for refund or other written document, together with all attachments, amendments and supplements thereto,

A-4 HN\1286766.17 filed with or provided to, or required to be filed with or provided to, a Governmental Authority in respect of Taxes. “Third Party Claim” has the meaning set forth in Exhibit 1. “Transfer Taxes” has the meaning set forth in Section 6.2. “Voting Shares” means shares in the capital of VTTI Operating with voting rights in the general meeting of VTTI Operating. “VTTI Holdings” has the meaning set forth in the preamble. “VTTI Operating” has the meaning set forth in the recitals. “VTTI Operating Charter” means the Articles of Association of VTTI Operating, dated as of June 17, 2014. “VTTI Operating Entities” means VTTI Operating, the Holding Companies and the Operating Companies and their respective subsidiaries. “VTTI Operating Revolving Credit Facility” means that certain facility agreement, dated as of June 26, 2014, among VTTI Operating, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. trading as Rabobank International, as agent, The Bank of Tokyo- Mitsubishi UFJ, Ltd., Labuan Branch, BNP Paribas, Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. trading as Rabobank International, The Hong Kong and Shanghai Banking Corporation Limited, ING Bank N.V., Oversea Chinese Banking Corporation Limited, London Branch, Société and Sumitomo Mitsui Banking Corporation, Singapore Branch, as Joint Lead Arrangers, and the lenders party thereto.

HN\1286766.17 Exhibit 1 (a) If any third party institutes any legal proceedings or asserts any claim or demand in respect of which indemnification is available under Section 2.1 or Section 2.2 of this Agreement, as applicable (a “Third Party Claim”), the Indemnified Party shall promptly give written notice of the assertion of the Third Party Claim to the Indemnifying Party; provided, however, that failure of the Indemnified Party to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect to such claim, except to the extent the Indemnifying Party is prejudiced by such failure. (b) Subject to the provisions of this Exhibit 1, the Indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses with respect to which it is subject to an indemnification obligation under this Agreement; provided that, in order to defend against, negotiate, settle or otherwise deal with any such Third Party Claim, the Indemnifying Party must first acknowledge in writing to the Indemnified Party its unqualified obligation to indemnify the Indemnified Party under this Agreement and provide to the Indemnified Party reasonable evidence that the Indemnifying Party has reasonably sufficient financial resources to enable it to fulfill its obligations under Article 3 and this Exhibit 1. Notwithstanding the immediately preceding sentence, the Indemnifying Party shall not have the right to defend against, negotiate, settle or otherwise deal with any Third Party Claim: (i) if the Indemnified Party reasonably and in good faith believes that the Third Party Claim would reasonably be likely to be materially detrimental to the reputation, customer or supplier relations or future business prospects of the Indemnified Party or any of its Affiliates; (ii) unless the Third Party Claim is solely for monetary damages (except where any non-monetary relief being sought is merely incidental to a primary claim for monetary damages); (iii) if the Third Party Claim involves criminal allegations; or (iv) if the Indemnifying Party fails to prosecute or defend, actively and diligently, the Third Party Claim. (c) If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within five days of the Indemnified Party’s written notice of the assertion of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so; provided that the Indemnifying Party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim, fails to notify the Indemnified Party of its election as provided in this Agreement, or contests its obligation to indemnify the Indemnified Party for Losses relating to such Third Party Claim under this Agreement, then the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party

HN\1286766.17 Claim. If the Indemnified Party defends any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. Each party shall provide reasonable access to each other party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any Third Party Claim; provided, however, nothing in this Agreement shall require any party to disclose any documents, materials or other information that is subject to attorney-client privilege. Notwithstanding anything in this Exhibit 1 to the contrary, the Indemnifying Party shall not enter into any settlement of any Third Party Claim without the written consent of the Indemnified Party if such settlement (i) would create any liability of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement, (ii) would provide for any injunctive relief or other non-monetary obligation affecting the Indemnified Party, or (iii) does not include an unconditional release of the Indemnified Party from all liability in respect of the Third Party Claim. (d) After any final decision, judgment or award is rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement is consummated, or the Indemnified Party and the Indemnifying Party have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter, and the Indemnifying Party shall pay all of such remaining sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within five business days after the date of such notice.